EXHIBIT 23



                           Consent of Independent Auditors



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                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cullen/Frost Bankers, Inc. of our report dated January 31, 1996, included in the 1995 Annual Report to Shareholders of Cullen/Frost Bankers, Inc.

We also consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, and the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, of our report dated January 31, 1996 with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                     /s/ERNST & YOUNG LLP
                                                     ----------------
                                                     ERNST & YOUNG LLP




San Antonio, Texas
March 27, 1996